UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2020

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas, 33rd Floor,

New York, NY 10019

(Address of principal executive offices) (Zip Code)

(646) 813-4712
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABEO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 21, 2020, Abeona Therapeutics Inc. (the “Company”) notified the Nasdaq Stock Market (“Nasdaq”) that the previously-disclosed departures of two directors from the Company’s Board of Directors (the “Board”) resulted in noncompliance with the independent director and audit committee requirements set forth in Listing Rules 5605(b)(1) and 5605(c)(2)(A). More specifically, the Board currently is not comprised of a majority of “independent directors” within the meaning of Listing Rule 5605(a)(2), and the Board’s Audit Committee does not have at least three members, each of whom is independent and meets the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. As previously disclosed in the Company’s Current Report on Form 8-K filed on April 21, 2020, the departures from the Board were effective upon the appointment on April 15, 2020 of Brian J.G. Pereira, M.D. and Shawn Tomasello to serve on the Board, effective immediately. Dr. Pereira and Ms. Tomasello were each nominated pursuant to a letter agreement dated as of December 20, 2019, between the Company and affiliates of Great Point Partners, LLC, which granted Great Point Partners, LLC the right to nominate two members to the Company’s Board. Currently, the Board has four independent members and four non-independent members.

In addition, on April 22, 2020 the Company received a letter from Nasdaq (the “Notice”) acknowledging the Company’s noncompliance. The Notice states that, consistent with Listing Rules 5605(b)(1)(A) and 5605(c)(4), the Company is entitled to cure the noncompliance, and the cure period is defined as (i) until the earlier of the Company’s next annual stockholders’ meeting or April 12, 2021; or (ii) if the next annual stockholders’ meeting is held on or before October 12, 2020, then the Company must evidence compliance no later than October 12, 2020. Because the Company’s next annual stockholder’s meeting will occur before October 12, 2020, the Company is entitled to the October 12, 2020 cure date.

The Board and its Nominating and Corporate Governance Committee are in the process of identifying and selecting a suitable candidate to join the Board who would both qualify as “independent” and meet the Audit Committee criteria set forth in Listing Rule 5605(c)(2)(A), and have hired an independent recruiting firm to assist in identifying such a candidate. The Board intends to regain compliance with the independent director and audit committee requirements by or before the end of the cure period described above.

The Notice has no effect on the listing of the Company’s common stock at this time, and the Company’s common stock continues to trade on The Nasdaq Capital Market under the symbol “ABEO.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 24, 2020	Abeona Therapeutics Inc.
(Registrant)

	By:	/s/ Edward G. Carr
	Name:	Edward G. Carr
	Title:	Chief Accounting Officer